INDEPENDENT AUDITOR’S REPORT

To the General Partner of
Analytic Global Long/Short Equity Fund, LP

Report on the Schedule of Investments

We have audited the accompanying schedule of investments of Analytic Global Long/Short Equity Fund, LP (the “Fund”) as of October 31, 2014, and the related notes.

Management’s Responsibility for the Schedule

Management is responsible for the preparation and fair presentation of this schedule in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the schedule that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the schedule based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the schedule. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the schedule, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Fund’s preparation and fair presentation of the schedule in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the schedule. Our procedures included confirmation of investments as of October 31, 2014 by correspondence with the custodian broker.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the schedule of investments referred to above presents fairly, in all material respects, the securities owned and securities sold short by Analytic Global Long/Short Equity Fund, LP as of October 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

San Francisco, California
November 18, 2014

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP

SCHEDULE OF INVESTMENTS

OCTOBER 31, 2014

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

Securities Owned	Quantity	Cost	Fair Value
Valued Using Level 1 Inputs (see Note 3)

Common stocks
Bermuda
Insurance
Partnerre Ltd.	174	$19,255	$20,130
Semiconductor
Marvell Technology Group Ltd.	867	12,627	11,652
Total Bermuda		31,882	31,782
Canada
Capital Goods
Bombardier Inc.	1,800	5,991	5,907
Insurance
Industrial Alliance Insurance	400	17,180	16,114
IT Services Software
Open Text Corp.	200	11,254	11,024
Retailing
Dollarama Inc.	100	8,502	8,783
Telecommunication Services
Rogers Communications Inc. Class B	500	19,833	18,825
Total Canada		62,760	60,653
Cayman Islands
Household & Personal Products
Herbalife Ltd.	1	49	52
Hong Kong
Consumer Services
MGM China Holdings Ltd.	3,200	10,364	10,275
Real Estate
Wheelock & Co. Ltd.	2,000	9,965	9,633
Utilities
Power Assets Holdings Ltd.	2,000	18,122	19,304
Total Hong Kong		38,451	39,212
Ireland
Computer Electronics
Seagate Technology	211	11,765	13,257
Pharmaceuticals Life Sciences
Mallinckrodt PLC	123	11,019	11,338
Total Ireland		22,784	24,595
Japan
Airlines
Japan Airlines Co. Ltd.	100	2,700	2,661
Capital Goods
Sojitz Corp.	2,500	4,440	3,651
Computer Electronics
Brother Industries Ltd.	100	1,802	1,748
Ricoh Co. Ltd.	1,100	11,752	11,245
Seiko Epson Corp.	200	7,956	9,065
IT Services Software
Oracle Corp. Japan	300	11,829	11,407
Trend Micro Inc.	200	6,541	6,545

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See Accompanying Notes to Financial Statement

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

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Securities Owned	Quantity	Cost	Fair Value
Valued Using Level 1 Inputs (see Note 3)

Common stocks
Media/Broadcasting
Hakuhodo DY Holdings Inc.	500	4,943	4,858
Retailing
Yamada Denki Co. Ltd.	2,400	7,671	7,544
Telecommunication Services
KDDI Corp.	300	16,944	19,302
Total Japan		76,578	78,026
Luxembourg
Telecommunication Services
Millicom International Cellular SA	148	13,827	12,061
Netherlands
Media/Broadcasting
Altice SA	87	4,737	5,415
New Zealand
Telecommunication Services
Spark New Zealand Ltd.	36	82	88
Singapore
Capital Goods
Yangzijiang Shipbuilding	10,000	8,864	8,796
Telecommunication Services
Starhub Ltd.	6,000	19,888	19,289
Total Singapore		28,752	28,085
Sweden
Diversified Financials
Industrivarden AB	272	5,165	4,754
United Kingdom
Consumer Durables & Apparel
Persimmon PLC	53	1,198	1,240
Consumer Services
Tui Travel PLC	7	48	45
Energy, Equipment & Services
Noble Corp. PLC	37	997	774
Food & Staples Retailing
Sainsbury (J) PLC	625	3,614	2,454
IT Services Software
The Sage Group PLC	857	5,398	5,176
Media/Broadcasting
British Sky Broadcasting Group	14	206	198
ITV PLC	168	510	545
Oil, Gas & Consumable Fuels
Royal Dutch Shell PLC	37	1,472	1,323
Total United Kingdom		13,443	11,755

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See Accompanying Notes to Financial Statement

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

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Securities Owned	Quantity	Cost	Fair Value
Valued Using Level 1 Inputs (see Note 3)

United States
Capital Goods
L-3 Communications Holdings	93	10,716	11,296
Raytheon Company	127	11,926	13,193
Chemical
CF Industries Holdings Inc.	38	10,758	9,880
Commercial & Professional Services
Manpowergroup Inc.	193	15,603	12,883
Computer Electronics
Arrow Electronics Inc.	20	1,173	1,137
Hewlett-Packard Co.	492	18,366	17,653
Netapp Inc.	318	11,983	13,611
Western Digital Corp.	140	14,245	13,772
Diversified Financials
Ally Financial Inc.	153	3,465	3,473
Capital One Financial Corp.	118	9,826	9,767
Navient Corp.	962	16,057	19,028
Voya Financial Inc.	139	5,382	5,456
Energy, Equipment & Services
Helmerich & Payne	122	12,708	10,592
National Oilwell Varco Inc.	88	7,107	6,392
Food, Beverage & Tobacco
Tyson Foods Inc.	4	156	162
Insurance
Assurant Inc.	276	18,150	18,829
IT Services Software
Activision Blizzard Inc.	556	11,381	11,092
CA Inc.	44	1,251	1,279
Electronic Arts Inc.	288	9,796	11,799
Symantec Corp.	594	12,767	14,743
Media/Broadcasting
Discovery Communications	171	7,436	6,045
Liberty Media Corp.	208	9,585	9,970
News Corp.	774	13,676	11,982
Oil, Gas & Consumable Fuels
Tesoro Corp.	171	10,664	12,211
Retailing
Kohls Corp.	238	13,099	12,904
Semiconductor
Micron Technology Inc.	337	8,983	11,151
Nvidia Corp.	691	12,473	13,502
Utilities
Entergy Corp.	251	18,585	21,089
Exelon Corp.	482	16,541	17,636
Total United States		313,858	322,527
Total Common Stock		612,368	619,005

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See Accompanying Notes to Financial Statement

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

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Securities Owned	Quantity	Cost	Fair Value
Valued Using Level 1 Inputs (see Note 3)

Real Estate Investment Trust
Australia
Real Estate
Federation Centres	5,684	13,074	13,598
Canada
Real Estate
H&R Real Estate Investment Trust	400	8,575	7,958
Japan
Real Estate
Japan Prime Realty Investment	2	7,095	7,302
Singapore
Real Estate
Capitamall Trust	5,000	7,510	7,667
Total Real Estate Investment Trust		36,254	36,525

Total securities owned		$648,622	$655,530

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See Accompanying Notes to Financial Statement

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

Securities Sold Short	Quantity	Proceeds	Fair Value
Valued Using Level 1 Inputs (see Note 3)

Common stocks
Australia
Aluminum Diversified Metals
Iluka Resources Ltd.	1,425	$11,356	$9,024
Commercial & Professional Services
Seek Ltd.	145	2,011	2,113
Gold Precious Metals
Newcrest Mining Ltd.	393	3,627	3,222
Total Australia		16,994	14,359
Austria
Banking
Erste Group Bank Ag	375	10,491	9,541
Canada
Aluminum Diversified Metals
Turquoise Hill Resources Ltd.	1,800	6,248	6,030
Gold Precious Metals
Eldorado Gold Corp.	1,300	9,693	7,124
Yamana Gold Inc.	1,300	10,705	5,174
Total Canada		26,646	18,328
France
Automobiles & Components
Peugeot SA	299	3,873	3,541
Capital Goods
Alstom	314	10,709	10,919
Total France		14,582	14,460
Japan
Diversified Financials
Japan Exchange Group Inc.	200	4,397	4,784
Real Estate
NTT Urban Development Corp.	600	5,422	6,631
Semiconductor
Advantest Corp.	600	7,095	6,839
Total Japan		16,914	18,254
Spain
Retailing
Inditex	512	13,877	14,376
United Kingdom
Semiconductor
ARM Holdings PLC	349	6,096	4,883
United States
Automobiles & Components
Tesla Motors Inc.	28	6,173	6,768
Biotech
Biomarin Pharmaceutical Inc.	98	6,356	8,085
Vertex Pharmaceuticals Inc.	75	7,011	8,448

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ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Schedule of Investments
October 31, 2014

continued from previous page

Securities Sold Short	Quantity	Proceeds	Fair Value
Valued Using Level 1 Inputs (see Note 3)

Internet Software & Services
Linkedin Corp.	24	4,895	5,495
Rackspace Hosting Inc.	225	7,152	8,631
IT Services Software
Fireeye Inc.	165	5,595	5,608
Netsuite Inc.	108	9,830	11,735
Servicenow Inc.	134	8,386	9,103
Oil, Gas & Consumable Fuels
Cheniere Energy Inc.	112	7,905	8,400
Oil & Gas Exploration & Production
Cobalt International Energy	653	9,965	7,647
Energen Corp.	41	2,730	2,776
Pioneer Natural Resources Co.	39	7,402	7,373
Retailing
Amazon.com Inc.	30	9,564	9,164
Total United States		92,964	99,233

Total securities sold short		$198,564	$193,434

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See Accompanying Notes to Financial Statement

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Notes to Schedule of Investments
October 31, 2014

1.   Nature of the Entity and Its Operations

Analytic Global Long/Short Equity Fund, LP (the “Fund”), a Delaware limited partnership, was formed on March 14, 2013 and commenced operations on January 7, 2014 and offers interests pursuant to a Private Placement Memorandum and a Limited Partnership Agreement (collectively referred to as the “Offering Documents”). The Fund’s objective is to outperform the Benchmark over multiple year time periods.

Analytic Investors, LLC, a Delaware limited liability company and investment adviser registered with the Securities and Exchange Commission (“SEC”) serves as general partner (the “General Partner”) of the Fund.

As discussed more fully in the Offering Documents, the Fund will pursue a global long/short strategy by constructing a portfolio of both long and short positions in global stocks which reflect the General Partner’s outlook on the performance of various fundamental and technical stock characteristics. The General Partner uses a quantitatively-based decision process which evaluates over 70 fundamental and technical stock characteristics covering valuation, growth, return history, risk, liquidity and economic sensitivity spectrums.

The Fund relies on its prime broker for custodial, clearing, financing and execution services.  Cash and securities held in prime broker accounts are afforded certain protection pursuant to SEC Rule 15c3-3 and related rules.  However, the Fund is subject to credit risk to the extent that the broker is unable to meet its obligations to the Fund.  Such an event may give rise to a delay in the Fund’s ability to access its cash and securities during which time it would be unable to trade its positions.  The inability to trade may result in the Fund sustaining losses on positions that management would have otherwise chosen to close and the  Fund  may  be  unable  to  take  advantage  of  other  investment  opportunities  or  Fund  redemption requests by the limited partners.  The accompanying schedule of investments has been prepared at the request of the SEC, in connection with the expected transfer of assets from the Fund to 361 Global Long/Short Equity Fund, effective November 28, 2014.

2.   Information about Financial Statements Prepared in Conformity with U.S. GAAP

Management has prepared this financial statement in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) on behalf of the Fund.  Financial statements prepared on a U.S. GAAP-basis require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes.   Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

3.   Significant Accounting Policies

Fair Value Measurements
The Fund reports its securities at fair value, which U.S. GAAP defines as the price, not adjusted for transaction costs, to exit a position in an orderly transaction between market participants in the principal or most advantageous market for the security at the measurement date.  Management need not identify specific market participants in developing its assumptions about the fair value of a particular security. Accordingly, the determination of fair value is based on a hypothetical transaction at the measurement date.

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP
Notes to Schedule of Investments
October 31, 2014

3.   Significant Accounting Policies (continued)

U.S. GAAP establishes a hierarchy that prioritizes the inputs used to measure fair value.   Observable inputs are independent market data such as an exchange quotation.   Unobservable inputs are management’s   own   assumptions,   developed   based   on   the  best   information   available   in   the circumstances, used to price a security in the absence of an observable input.   Investments are categorized based on the lowest level of input significant to the fair value measurement, as follows:

Level 1 consists of securities the Fund is able to trade at the measurement date and for which observable market quotations are readily available in active markets that it has the ability to access.  A quoted price in an active market is used to measure fair value whenever available.  An active market is a market in which  transactions  for  the  security  occur  with  sufficient  frequency  and  volume  to  provide  pricing information on an ongoing basis.  The determination of what constitutes an active market is a matter of judgment.  Management may determine that a market is active even if the size of the position held is significant relative to trading volume.  Accordingly, a large position in a single security traded in an active market is measured at the quoted market price not reduced due to the size of the position relative to trading volume (blockage factor) even if the market’s normal trading volume is not sufficient to absorb the quantity held, and placing orders to sell the position in a single transaction might affect the quoted price.

Management considers all securities owned and shorted by the Fund at October 31, 2014 to be valued using level 1 inputs since they are actively traded on a national securities exchange (or reported on the NASDAQ national market), and are stated at the last reported sales price on the day of valuation.

Level 2 consists of other significant observable inputs. Level 3 consists of significant unobservable inputs.

The level of input used for valuing securities is not necessarily an indication of the risk associated with investing in those securities.

Basis of Recording Securities Transactions
Securities transactions are recorded on the trade date.

4.   Off-Balance Sheet Risk

The Fund also sells securities that it does not own.  When the Fund sells a security short, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale.  A realized gain, limited to the price at which the Fund sold the security short, or a loss, potentially unlimited in size, will be recognized upon termination of a short sale.   Cash and securities owned are restricted in an amount equal to the securities sold short.

5.   Subsequent Events

Management evaluated subsequent events through November 18, 2014, the date this financial statement was available to be issued. There were no material subsequent events that required disclosure in this financial statement.

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND, LP

FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2014

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND LP
  Statement of Assets and Liabilities (Unaudited)
October 31, 2014

Assets
Securities owned, at fair value (cost $648,622)	$655,530
Due from broker	194,012
Dividends receivable	529
Total assets	850,071

Liabilities
Securities sold short, at fair value (proceeds $198,564)	193,434
Dividends payable	137
Accounts payable and accrued expenses	17,211
Total liabilities	210,782

Net assets	$639,289

Net asset value per Unit (based upon 6,268 units outstanding)	$101.99

See Accompanying Notes to Financial Statements (Unaudited)

  ANALYTIC GLOBAL LONG/SHORT EQUITY FUND LP
Statement of Operations (Unaudited)
Year Ended October 31, 2014

Investment income
Dividends	$10,045
Interests	144
Total investment income	10,189

Investment expenses
Dividends	2,095
Interest	483
Professional fees	33,329
Total investment expenses	35,907

Net investment loss	(25,718)

Realized and unrealized investment activity
Net realized gain on investments and on foregin currency transactions	13,016
Net change in unrealized gain on investments	11,991
Net realized and unrealized gain on investments	25,007

Net loss	$(711)

See Accompanying Notes to Financial Statements (Unaudited)

ANALYTIC GLOBAL LONG/SHORT EQUITY FUND LP
  Statement of Changes in Net Assets (Unaudited)
Year Ended October 31, 2014

	General Partner	Limited Partners	Total
Net income allocated to all partners
on a pro rata basis	$(711)	$—	$(711)

Capital contributions	640,000	—	640,000
Capital redemptions	—	—	—

Net change in net assets	639,289	—	639,289

Net assets, beginning of year	—	—	—

Net assets, end of year	$639,289	$—	$639,289

See Accompanying Notes to Financial Statements (Unaudited)